UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2009
INTERNATIONAL CONSOLIDATED COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Florida	050742	02-0555904

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8191 Tamiami Trail, Hangar C-6, Sarasota, FL	34243

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (941) 330-0252
2100 19th Street, Sarasota, FL 34234
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Effective February 13, 2009, the Company acquired 100% of the outstanding capital stock of Tele-Response Center, Inc. (“Tele-Response”) d/b/a/ 121 Direct Response and Telestar Marketing, Inc. (“Telestar”) (formerly known as Telestar Acquisition Corporation), two entities owned 100% by one individual stockholder who is also the President and CEO of the entities.
The Company will pay three (3) times trailing 12 month EBITA less the indebtedness of Tele-Response and Telestar, to be assumed by the company, but not less than $1.5 million to be paid in shares of the Company valued at $0.075 per share for a minimum payment of 20,000,000 (Twenty Million) shares. The Company is also obligated to provide $300,000 in working capital for the operations of the companies during the first six months after the closing or the Seller may unwind the transaction. The seller or its nominee will also receive a seat on the Company’s board of directors.
The transaction is more fully described in the Company’s definitive Information Statement dated December 24, 2008, as filed with the Securities and Exchange Commission on December 24, 2008, which Information Statement is incorporated by reference in this Current Report.
Item. 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired. See Exhibit 99.1 (audited combined financial statements of Tele-Response Center, Inc. d/b/a/ 121 Direct Response and Telestar Marketing, Inc. for the years ended December 31, 2008 and December 31, 2007).
(b) Pro forma financial information. See Exhibit 99.2 (unaudited pro forma condensed consolidated financial statements of the Company and its subsidiary).
(c) Exhibits -

Exhibit No.	Description of Exhibit
99.1	Audited combined financial statements of Tele-Response Center, Inc. d/b/a/ 121 Direct Response and Telestar Marketing, Inc. for the years ended December 31, 2008 and December 31, 2007.

99.2	Unaudited pro forma condensed consolidated financial statements of the Company and its subsidiary.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2009	REGISTRANT: INTERNATIONAL CONSOLIDATED COMPANIES, INC.
	By:	/s/ Antonio F. Uccello, III
Antonio F. Uccello, III, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Audited combined financial statements of Tele-Response Center, Inc. d/b/a/ 121 Direct Response and Telestar Marketing, Inc. for the years ended December 31, 2008 and December 31, 2007.

99.2	Unaudited pro forma condensed consolidated financial statements of the Company and its subsidiary.